Earnings Release Q1 2023	Exhibit 99.1
Coursera Reports First Quarter 2023 Financial Results
•Revenue grows 23% year-over-year
•Announced ten new degree programs

MOUNTAIN VIEW, Calif. (BUSINESS WIRE) – Coursera, Inc. (NYSE: COUR) today announced financial results for its first quarter ended March 31, 2023.

“The transformation of higher education has never been more urgent. We believe emerging AI technologies will usher in a new era of skilling imperatives for individuals, businesses, and governments globally,” said Coursera CEO Jeff Maggioncalda. “Coursera is rapidly expanding access to affordable, flexible, and job-relevant credentials that learners and institutions will require to keep pace with our accelerating world.”

Financial Highlights for First Quarter 2023
•Total revenue was $147.6 million, up 23% from $120.4 million a year ago.
•Gross profit was $77.5 million or 52.5% of revenue, compared to $77.6 million or 64.5% of revenue a year ago. Non-GAAP gross profit was $79.6 million or 53.9% of revenue, compared to $78.8 million or 65.4% of revenue a year ago. The change reflects a shift of expense from operating expense to cost of revenue, in-line with our expectations around the previously announced contract extension with our largest industry partner.
•Net loss was $(32.4) million or (21.9)% of revenue, compared to $(38.3) million or (31.8)% of revenue a year ago. Non-GAAP net loss was $(5.2) million or (3.5)% of revenue, compared to $(15.3) million or (12.7)% of revenue a year ago.
•Adjusted EBITDA was $(7.5) million or (5.1)% of revenue, compared to $(10.5) million or (8.8)% of revenue a year ago.
•Net cash provided by operating activities was $4.7 million, compared to $(38.3) million used in operating activities a year ago. Free cash flow was $1.5 million, compared to $(42.2) million a year ago.

For more information regarding the non-GAAP financial measures discussed in this press release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

“We had a solid start to 2023, with first-quarter results that reflect the durable demand we continue to see for our branded, job-relevant credentials,” said Ken Hahn, Coursera’s CFO. “As we discussed at our Investor Day last month, we are demonstrating nice progress in our Degrees segment and are pleased to report that segment’s return to growth, as well as the ten recently announced new degree programs designed for working adults.”

Operating Segment Highlights for First Quarter 2023
•Consumer revenue was $82.0 million, up 20% from a year ago on strong entry-level Professional Certificate performance. Segment gross margin was $44.6 million, or 54.4% of Consumer revenue, compared to 70.9% a year ago. The change reflects the previously announced contract extension with our largest industry partner. We added 5.5 million new registered learners during the quarter for a total of 124 million.
•Enterprise revenue was $52.2 million, up 34% from a year ago on growth in all segment verticals. The total number of Paid Enterprise Customers increased to 1,253, up 37% from a year ago. Segment gross margin was $35.0 million, or 67.0% of Enterprise revenue, compared to 71.6% a year ago. Our Net Retention Rate (NRR) for Paid Enterprise Customers was 104%.
•Degrees revenue was $13.4 million, up 1% from a year ago on increased student enrollments and scaling of new program launches. Segment gross margin was 100% of Degrees revenue as there is no content cost attributable to the Degrees segment. The total number of Degrees Students reached 18,095, up 10% from a year ago.
All key business metrics are as of March 31, 2023. For more information regarding the metrics discussed in this press release, please see "Key Business Metrics Definitions" below.

Earnings Release Q1 2023
Content, Customer, and Platform Highlights

•Content and Credentials:
◦Announced ten new degree programs affordably priced under $20,000, including U.S. and international partners like Ball State University, Illinois Institute of Technology, S.P. Jain Institute of Management and Research, and the University of Colorado, Boulder.
◦Expanded our catalog of job-relevant, branded credentials with six new entry-level Professional Certificates for in-demand roles like data science specialist, mobile app developer, real estate agent, and solution architect.
◦Welcomed more than 15 new educator partners, including world-class universities such as London Business School, as well as leading industry experts like American Psychology Association, Epic Games, Fractal Analytics, Keller Williams, MedCerts, Moderna, Novartis, Unilever, and Zoho.

•Enterprise Customers:
◦Coursera for Business signed new and expanded talent development partnerships with leading companies including JFK Cooperativa Financiera (Colombia), MTN (South Africa), and TuSimple (U.S.).
◦Coursera for Government signed a nationwide partnership with the Republic of Kazakhstan to uplevel its public system of higher education, integrating over 650 courses across 25 universities for-credit.
◦Coursera for Campus launched large-scale programs to prepare students for changing workforce needs, integrating industry skills and micro-credentials into degree programs for-credit with Jagran LakeCity University (India), Chandigarh University (India), UPC (Peru), and Prince Sultan University (Saudi Arabia).

•Learning Platform:
◦Announced new generative AI-powered innovations, including Coursera Coach, a virtual assistant that makes learning more interactive and provides personalized feedback, and AI-assisted course building to help educators quickly create more engaging content at scale.
◦Launched Coursera Hiring Solutions (Beta) in India, our skills-based recruitment service that matches industry-trained, job-ready talent with companies filling entry-level digital roles.
◦Deployed machine learning translation capabilities to translate courses into seven languages, benefitting more than 35 million registered learners that speak Spanish, Arabic, Portuguese, French, German, Indonesian, and Thai.
◦Expanded our immersive learning efforts, with new virtual reality course experiences from Duke University, Peking University, and the University of Washington, along with an augmented reality Professional Certificate and Specialization from Meta.

Highlights reflect developments since December 31, 2022 through today’s announcement. For additional information on these developments, see the Coursera Blog at blog.coursera.org.

Financial Outlook
•Second quarter 2023:
◦Revenue in the range of $143 to $147 million
◦Adjusted EBITDA in the range of $(13) to $(16) million
•Full year 2023:
◦Revenue in the range of $600 to $610 million
◦Adjusted EBITDA in the range of $(26) to $(34) million
Actual results may differ materially from Coursera’s Financial Outlook as a result of, among other things, the factors described under “Special Note on Forward-Looking Statements” below.

Earnings Release Q1 2023

A reconciliation of our non-GAAP guidance measure (Adjusted EBITDA) to the corresponding GAAP guidance measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Environmental, Social, and Governance Report
Coursera published its inaugural Environmental, Social, and Governance (ESG) Report in March 2023. The report is available for viewing and download on the ESG page of our Investor Relations website at investor.coursera.com/esg.

Conference Call Details

As previously announced, Coursera will hold a conference call to discuss its first quarter 2023 performance today, April 27, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

A live, audio-only webcast of the conference call and earnings release materials will be available to the public on our Investor Relations page at investor.coursera.com. For those unable to listen to the broadcast live, an archived replay will be accessible in the same location for one year.

Disclosure Information

In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via Coursera’s investor relations website.

About Coursera
Coursera was launched in 2012 by two Stanford Computer Science professors, Andrew Ng and Daphne Koller, with a mission to provide universal access to world-class learning. It is now one of the largest online learning platforms in the world, with 124 million registered learners as of March 31, 2023. Coursera partners with over 300 leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, Guided Projects, and bachelor’s and master’s degrees. Institutions around the world use Coursera to upskill and reskill their employees, citizens, and students in fields such as data science, technology, and business. Coursera became a Delaware public benefit corporation and a B Corp in February 2021.

Contacts

For investors: Cam Carey, ir@coursera.org

For media: Arunav Sinha, press@coursera.org
# # #

Earnings Release Q1 2023

Key Business Metrics Definitions

Registered Learners
We count the total number of registered learners at the end of each period. For purposes of determining our registered learner count, we treat each customer account that registers with a unique email as a registered learner and adjust for any spam, test accounts, and cancellations. Our registered learner count is not intended as a measure of active engagement. New registered learners are individuals that register in a particular period.

Paid Enterprise Customers
We count the total number of Paid Enterprise Customers at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define a “Paid Enterprise Customer” as a customer who purchases Coursera via our direct sales force. For purposes of determining our Paid Enterprise Customer count, we exclude our Enterprise customers who do not purchase Coursera via our direct sales force, which include organizations engaging on our platform through our Coursera for Teams offering or through our channel partners.

Net Retention Rate (“NRR”) for Paid Enterprise Customers
We calculate annual recurring revenue (“ARR”) by annualizing each customer’s monthly recurring revenue (“MRR”) for the most recent month at period end. We calculate “Net Retention Rate” as of a period end by starting with the ARR from all Paid Enterprise Customers as of the 12 months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Paid Enterprise Customers as of the current period end (“Current Period ARR”). Current Period ARR includes expansion within Paid Enterprise Customers and is net of contraction or attrition over the trailing 12 months, but excludes revenue from new Paid Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate.

Number of Degrees Students
We count the total number of Degrees students for each period. For purposes of determining our Degrees student count, we include all the students that are matriculated in a degree program and who are enrolled in one or more courses in such degree program during the period. If a degree term spans across multiple quarters, said student is counted as active in all quarters of the degree term. For purposes of determining our Degrees student count, we do not include students who are matriculated in the degree but are not enrolled in a course in that period.

Non-GAAP Financial Measures
In addition to financial information presented in accordance with GAAP, this press release includes non-GAAP gross profit, non-GAAP net loss, Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, we believe these measures are useful for period-to-period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools.

Earnings Release Q1 2023
Non-GAAP Gross Profit and Non-GAAP Net Loss
We define non-GAAP gross profit and non-GAAP net loss as GAAP gross profit and GAAP net loss excluding the impact of amortization of stock-based compensation expense capitalized as internal-use software costs, stock-based compensation expense, restructuring charges and payroll tax expense related to stock-based compensation. We believe the presentation of these adjusted operating results provides useful supplemental information to investors and facilitates the analysis and comparison of our operating results across reporting periods.

Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as our GAAP net loss excluding: (1) depreciation and amortization; (2) interest income; (3) other (income) expense, net; (4) stock-based compensation expense; (5) restructuring charges; (6) income tax expense; and (7) payroll tax expense related to stock-based compensation. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Free Cash Flow
Free Cash Flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities, less cash used for purchases of property, equipment, software, and capitalized internal-use software costs. Purchases of property, equipment, and software and capitalized internal-use software costs are considered necessary components of our ongoing operations.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

Special Note on Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “anticipate, “believe,” “can,” “continue,” “could,” “demand,” “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “mission,” “objective,” “ongoing,” “outlook”, “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding: emerging AI technologies and their potential to usher in a new era of skilling imperatives; Coursera’s ability to expand access to affordable, flexible, and job-relevant credentials that learners and institutions will require; our progress in the Degrees segment; the anticipated features and benefits of Coursera’s generative AI-powered innovations; and branded credentials desired by both individuals and institutions for today’s digital jobs; Coursera’s mission to provide universal access to world-class learning; the demand for online learning; anticipated features and benefits of our customer and partner relationships and our content and platform offerings; the anticipated utility of non-GAAP financial measures; anticipated growth rates; and our financial outlook, future financial performance, and expectations, among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to manage our growth; our limited operating history; the relative nascency of online learning solutions and risks related to market adoption of online learning; our ability to maintain and expand our partnerships with our university and industry partners and to create opportunities with new partners; our dependence on our partners for content available on our platform; our ability to attract and retain learners; our ability to increase sales of our Enterprise offering; our ability to compete effectively; regulatory matters impacting us or our partners; risks related to intellectual property; cybersecurity and privacy risks and regulations; potential disruptions to our platform; risks related to international operations, including regulatory, economic, and geopolitical conditions, or the resurgence of the COVID-19 pandemic or similar widespread health crises, and our status as a B Corp, as well as the risks and uncertainties discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Earnings Release Q1 2023
Coursera Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except shares and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue	$147,642	$120,433
Cost of revenue(1)	70,174	42,803
Gross profit	77,468	77,630
Operating expenses:
Research and development(1)	43,809	37,955
Sales and marketing(1)	52,872	51,667
General and administrative(1)	25,523	25,178
Restructuring charges(1)	(5,659)	—
Total operating expenses	116,545	114,800
Loss from operations	(39,077)	(37,170)
Other income (expense):
Interest income	8,037	335
Other income (expense), net	102	(425)
Loss before income taxes	(30,938)	(37,260)
Income tax expense	1,426	1,008
Net loss	$(32,364)	$(38,268)
Net loss per share—basic and diluted	$(0.22)	$(0.27)
Weighted average shares used in computing net loss per share—basic and diluted	148,974,454	143,026,907
(1)Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2023	2022
Cost of revenue	$877	$577
Research and development	13,465	9,743
Sales and marketing	8,357	6,274
General and administrative	7,631	5,384
Restructuring charges	(5,588)	—
Total stock-based compensation expense	$24,742	$21,978

Earnings Release Q1 2023
Coursera Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$267,774	$320,817
Marketable securities	511,684	459,654
Accounts receivable, net	68,199	53,734
Deferred costs, net	23,976	24,147
Prepaid expenses and other current assets	17,340	17,636
Total current assets	888,973	875,988
Property, equipment, and software, net	26,809	27,096
Operating lease right-of-use assets	8,409	9,605
Intangible assets, net	8,470	8,553
Other assets	31,394	26,355
Total assets	$964,055	$947,597

Liabilities and Stockholders’ Equity
Current liabilities:
Educator partners payable	$93,233	$66,375
Other accounts payable and accrued expenses	15,969	23,342
Accrued compensation and benefits	17,238	21,163
Operating lease liabilities, current	7,865	8,658
Deferred revenue, current	130,902	115,701
Other current liabilities	8,636	7,202
Total current liabilities	273,843	242,441
Operating lease liabilities, non-current	4,208	5,791
Deferred revenue, non-current	3,259	3,076
Other liabilities	1,730	1,714
Total liabilities	283,040	253,022
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,382,487	1,364,116
Treasury stock—at cost	(4,701)	(4,701)
Accumulated other comprehensive loss	(285)	(718)
Accumulated deficit	(696,487)	(664,123)
Total stockholders’ equity	681,015	694,575
Total liabilities and stockholders’ equity	$964,055	$947,597

Earnings Release Q1 2023
Coursera Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(32,364)	$(38,268)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,511	4,182
Stock-based compensation expense	24,742	21,978
Amortization or accretion of marketable securities	(5,016)	510
Impairment of long-lived assets	535	1,886
Other	96	233
Changes in operating assets and liabilities:
Accounts receivable, net	(14,585)	(19,997)
Prepaid expenses and other assets	(5,396)	(11,467)
Operating lease right-of-use assets	1,197	1,271
Accounts payable and accrued expenses	19,440	(6,670)
Accrued compensation and other liabilities	(2,476)	(1,815)
Operating lease liabilities	(2,376)	(1,557)
Deferred revenue	15,384	11,457
Net cash provided by (used in) operating activities	4,692	(38,257)
Cash flows from investing activities:
Purchases of marketable securities	(121,756)	(180,552)
Proceeds from maturities of marketable securities	75,000	—
Purchases of property, equipment, and software	(298)	(400)
Capitalized internal-use software costs	(2,862)	(3,544)
Purchases of content assets	(624)	(617)
Net cash used in investing activities	(50,540)	(185,113)
Cash flows from financing activities:
Proceeds from exercise of stock options	5,354	6,947
Payment of deferred offering costs	—	(295)
Payment of tax withholding on vesting of restricted stock units	(13,036)	(2,625)
Net cash (used in) provided by financing activities	(7,682)	4,027
Net decrease in cash, cash equivalents, and restricted cash	(53,530)	(219,343)
Cash, cash equivalents, and restricted cash—Beginning of period	322,878	582,719
Cash, cash equivalents, and restricted cash—End of period	$269,348	$363,376

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$267,774	$361,315
Restricted cash, non-current	1,574	2,061
Total cash, cash equivalents, and restricted cash	$269,348	$363,376

Earnings Release Q1 2023
Coursera Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2023	2022
Gross profit	$77,468	$77,630
Amortization of stock-based compensation expense capitalized as internal-use software costs	1,169	555
Stock-based compensation expense	877	577
Payroll tax expense related to stock-based compensation	50	10
Non-GAAP gross profit	$79,564	$78,772

	Three Months Ended March 31,
	2023	2022
Net loss	$(32,364)	$(38,268)
Amortization of stock-based compensation expense capitalized as internal-use software costs	1,169	555
Stock-based compensation expense	30,330	21,978
Restructuring charges	(5,659)	—
Payroll tax expense related to stock-based compensation	1,363	465
Non-GAAP net loss	$(5,161)	$(15,270)

	Three Months Ended March 31,
	2023	2022
Net loss	$(32,364)	$(38,268)
Depreciation and amortization	5,511	4,182
Interest income	(8,037)	(335)
Other (income) expense, net	(102)	425
Stock-based compensation expense	30,330	21,978
Restructuring charges	(5,659)	—
Income tax expense	1,426	1,008
Payroll tax expense related to stock-based compensation	1,363	465
Adjusted EBITDA	$(7,532)	$(10,545)
Net loss margin	(22)%	(32)%
Adjusted EBITDA Margin	(5)%	(9)%

	Three Months Ended March 31,
	2023	2022
Net cash provided by (used in) operating activities(2)	$4,692	$(38,257)
Less: purchases of property, equipment, and software	(298)	(400)
Less: capitalized internal-use software costs	(2,862)	(3,544)
Free Cash Flow	$1,532	$(42,201)
(2)Includes cash payments of $4.8 million, related to restructuring charges, made during the three months ended March 31, 2023.